UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 11, 2002
Auspex Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	0-21432 (Commission File Number)	93-0963760 (IRS Employer Identification No.)

2800 Scott Boulevard, Santa Clara, California (Address of principal executive offices)	95050 (Zip Code)

Registrant’s telephone number, including area code (408) 566-2000

EXPLANATORY NOTE

         On June 17, 2002, Auspex Systems, Inc. (the “Company”) filed a current report on Form 8-K which disclosed that it made the decision to dismiss Arthur Andersen LLP (“Arthur Andersen”) as its independent auditors effective as of June 11, 2002.

         This amendment to such current report on Form 8-K is being filed by the Company in order to fulfill the requirement that the Company file a letter from Arthur Andersen addressed to the Securities and Exchange Commission stating that Arthur Andersen agrees with the statements made by the Company in Item 4 of such current report, and making certain other disclosure relating to such letter.

Item 4.          Changes in Registrant’s Certifying Accountant

         On June 11, 2002, the Board of Directors of the Company, upon recommendation of its Audit Committee, dismissed Arthur Andersen as the Company’s independent auditors effective as of June 11, 2002.

         Arthur Andersen’s reports on the financial statements for the two most recent fiscal years have contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the Company’s two most recent fiscal years, and through June 11, 2002, the Company has had no disagreements, as defined in Instruction 4 of Item 304 of Regulation S-K, with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen, would have caused them to make reference thereto in their reports on the Company’s financial statements for such years, and there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

         The Company provided Arthur Andersen a copy of the above statements. Attached as Exhibit 16 is a copy of Arthur Andersen’s letter to the Securities and Exchange Commission, dated June 19, 2002, stating its agreement with such statements, subject to the qualifications contained therein.

Item 7.          Financial Statements and Exhibits

(c) Exhibits

Exhibit 16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 19, 2002.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Auspex Systems, Inc.

Date: June 21, 2002	By:	/s/ Peter R. Simpson

Peter R. Simpson Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 19, 2002.